AMENDMENT NO. 1 TO CREDIT AGREEMENT
AMENDMENT NO. 1 (this "Amendment") dated as of May 14, 2015 to the Credit Agreement dated as of October 9, 2014 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the "Credit Agreement") among Nu Skin Enterprises, Inc. (the "Borrower"), the Guarantors from time to time party thereto, each Lender from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (the "Administrative Agent").
W I T N E S S E T H:
WHEREAS, the parties hereto desire to amend certain provisions of the Credit Agreement, as provided herein;
NOW, THEREFORE, the parties hereto agree as follows:
SECTION 1.  Defined Terms; References.  Unless otherwise defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.  Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall, after the amendments herein become effective, refer to the Credit Agreement as amended hereby.

SECTION 2.  Amendments to the Credit Agreement.  Each of the parties hereto agrees that, effective on the First Amendment Effective Date (as defined below), the Credit Agreement shall be amended as follows:

(a)    The following language shall be deleted from paragraph (b) of the definition of "Change of Control":

"(excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the Board of Directors)"; and
(b)    The final four sentences of Section 2.02(a) shall be amended and restated as follows:
"If the Borrower fails to specify a Type of Loan in a Committed Loan Notice requesting a Term Borrowing or a Revolving Credit Borrowing, then the applicable Term Loans or Revolving Credit Loans shall be made as Base Rate Loans.  If the Borrower fails to give a timely notice requesting a continuation of Eurocurrency Rate Loans, such Loans shall be continued as Eurocurrency Rate Loans with an Interest Period of one month.  If the Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.  Notwithstanding anything to the contrary herein, (w) a Swing Line Loan may not be converted to a Eurocurrency Rate Loan, (x) no Loan may be converted into or continued as a Loan denominated in a different currency, (y) any Eurocurrency Rate Loan denominated in Dollars that has an Interest Period ending less than one month before the Maturity Date shall automatically be converted to a Base Rate Loan, effective as of the last day of such Interest Period, and (z) any Eurocurrency Rate Loan denominated in Yen that has an Interest Period ending less than one month before the Maturity Date shall automatically be continued as a Eurocurrency Rate Loan denominated in Yen with an Interest Period that (I) shall end on the maturity date but (II) solely for purposes of paragraph (a) of the definition of "Eurocurrency Rate", shall be treated as one month."

SECTION 3.  Representations and Warranties.  (a) The Loan Parties represent and warrant to the Administrative Agent and the Lenders that, after giving effect to this Amendment, (i) the representations and warranties contained in the Loan Documents that are qualified by materiality are true and correct, and the representations and warranties that are not so qualified are true and correct in all material respects, in each case as though made on and as of the date hereof (other than with respect to any representation and warranty that expressly relates to an earlier date, in which case such representation and warrant is true and correct in all material respects as of such earlier date) and (ii) no Default has occurred and is continuing as of the date hereof.

(b)    Each Loan Party represents and warrants, on and as of the date hereof, that (i) it has the requisite power to execute and deliver this Amendment, and all corporate or other action required to be taken by it for the due and proper authorization, execution, delivery and performance of this Amendment has been duly and validly taken; (ii) this Amendment has been duly authorized, executed and delivered by it and (iii) no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery and performance by any Loan Party of this Amendment.

(c)    Each Loan Party represents and warrants that this Amendment constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally at law or by equitable principles, regardless of whether considered in a proceeding in equity or at law.

SECTION 4.  Counterparts.  This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means (e.g. "pdf" or "tif") shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 5.  Costs and Expenses.  Without limiting the obligations of the Borrower under the Credit Agreement, the Borrower agrees to pay to the Administrative Agent all of the Administrative Agent's reasonable out-of-pocket expenses, paid or payable in connection with the preparation, negotiation, execution and delivery of this Amendment, including the reasonable fees, charges and disbursements of counsel to the Administrative Agent in connection with the foregoing.

SECTION 6.  Effectiveness.  This Amendment shall become effective as of the date hereof on the date (the "First Amendment Effective Date") when the Administrative Agent shall have received:

(a)    duly executed counterparts hereof signed by the Borrower, each other Loan Party, the Administrative Agent and the Lenders sufficient to constitute, collectively, the Required Lenders; and

(b)    all amounts due and payable pursuant to Section 5 of this Amendment and all other amounts payable pursuant to Section 11.04(a) of the Credit Agreement, in each case for which invoices have been presented not later than one Business Day prior to the First Amendment Effective Date.

SECTION 7.  Ratification and Reaffirmation; Designation.  (a) Each Loan Party hereby ratifies and reaffirms the Obligations under the Credit Agreement and each of the other Loan Documents to which it is a party and all of the covenants, duties, indebtedness and liabilities under the Credit Agreement and the other Loan Documents to which it is a party.  Except as expressly set forth herein, the amendments contained herein shall not constitute a waiver or amendment of any term or condition of the Credit Agreement or any other Loan Document, and all such terms and conditions shall remain in full force and effect and are hereby ratified and confirmed in all respects.

(b)    This Amendment shall constitute a "Loan Document" for all purposes under the Credit Agreement as amended hereby and the other Loan Documents.

SECTION 8.  Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

NU SKIN ENTERPRISES, INC., as the Borrower
By:	/s/ Ritch Wood
Name: Ritch Wood
Title: CFO

NU SKIN INTERNATIONAL, INC., as a Guarantor
By:	/s/ Ritch Wood
	Name:	Ritch Wood
	Title:	CFO

NSE PRODUCTS, INC., as a Guarantor
By:	/s/ Ritch Wood
	Name:	Ritch Wood
	Title:	CFO

NU SKIN ENTERPRISES UNITED STATES, INC., as a Guarantor
By:	/s/ Ritch Wood
	Name:	Ritch Wood
	Title:	CFO

[Signature page to Amendment No. 1]

BANK OF AMERICA, N.A. as Administrative Agent and a Lender
By:	/s/ David R. Barney
Name: David R. Barney
Title: Senior Vice President

[Signature page to Amendment No. 1]

HSBC Bank USA, National Association as a Lender
By:	/s/ Jean Frammolino
Name: Jean Frammolino
Title: Vice President

[Signature page to Amendment No. 1]

ROYAL BANK OF CANADA, as a Lender
By:	/s/ Nikhil Madhok
Name: Nikhil Madhok
Title: Authorized Signatory

[Signature page to Amendment No. 1]

FIFTH THIRD BANK, as a Lender
By:	/s/ Eric Oberfield
Name: Eric Oberfield
Title: Vice President

[Signature page to Amendment No. 1]

KeyBank National Association, as a Lender
By:	/s/ Robert J. Likos
Name: Robert J. Likos
Title: Senior Vice President

[Signature page to Amendment No. 1]

ZIONS FIRST NATIONAL BANK, as a Lender
By:	/s/ Thomas C. Etzel
Name: Thomas C. Etzel
Title: Senior Vice President

[Signature page to Amendment No. 1]

Deutsche Bank AG New York Branch, as a Lender
By:	/s/ Peter Cucchiara
Name: Peter Cucchiara
Title: Vice President

By:	/s/ Kirk L. Tashjian
Name: Kirk L. Tashjian
Title: Director

[Signature page to Amendment No. 1]